Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF DESIGNATION

OF PREFERENCES, RIGHTS AND LIMITATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

AVINGER, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Avinger, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The name of the Corporation is Avinger, Inc., and the original Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of this Corporation was filed with the Secretary of State of the State of Delaware on February 15, 2018, and was amended by that Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of this Corporation filed with the Secretary of State of the State of Delaware on October 31, 2018 (as amended, the “Certificate of Designation”).

2.	Section 2(a) of the Certificate of Designation is hereby amended and restated to read in its entirety as follows:

2. Designation, Amount and Par Value; Assignment.

(a) The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be One Hundred Thousand (100,000). The Series A Preferred Stock shall have a par value of $0.001 per share.

3.	The foregoing amendment has been duly approved by the board of directors of the Corporation.
4.	The foregoing amendment has been duly approved by the holders of Series A Convertible Preferred Stock of the Corporation pursuant to the Certificate of Designation.
5.	This Certificate of Amendment shall become effective upon filing with the Secretary of State for the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation as of December 22, 2022.

AVINGER, INC.
By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President and Chief Executive Officer